EXHIBIT 99.4

                               REQUEST FOR WAIVER

                        OMEGA HEALTHCARE INVESTORS, INC.
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

To: Omega Healthcare Investors, Inc.                  Telephone: (410) 427-1700
    9690 Deereco Road                                 Facsimile: (410) 427-8822
    Timonium, MD 21093
    Attn:  Dividend Reinvestment & Common Stock Purchase Plan

Pricing Period:--------------------------------------

Investment Date:-------------------------------------

This form is to be used only by participants in the Omega Healthcare Investors, Inc. Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") who are requesting authorization from Omega Healthcare Investors, Inc. (the "Company") to make an optional cash investment under the Plan in excess of the $6,250 monthly maximum limit.

A new form must be completed each month the Participant wishes to make an optional cash investment in excess of the $6,250 monthly maximum limit. This form will not be considered for acceptance by the Company unless it is completed in its entirety. The Company, in its sole discretion, may approve requests for waiver of the $6,250 monthly maximum limit for optional cash investments.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received and read a current copy of the Prospectus relating to the Plan; (iii) the Participant agrees to the terms and conditions of such Plan;
(iv) the optional cash investment is being made by and on behalf of the Participant for the Participant's own account; and (v) the Participant shall submit a copy of this Request for Waiver (approved by the Company) to EquiServe Trust Company, N.A. ("EquiServe"), the administrator of the Plan, via facsimile at (201) 222-4758, at the same time an enrollment authorization form (if required) and the optional cash purchase are submitted by the Participant.

GOOD FUNDS ON ALL ACCEPTED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE PLAN ADMINISTRATOR NO LATER THAN 2:00 P.M., EASTERN TIME, ON THE BUSINESS DAY PRIOR TO THE FIRST DAY THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.


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o    REQUEST  FOR WAIVER - To be  completed  by the  Participant  (please  print except for signature):

---------------------------------       ----------------------------------------
Participant's Name                      U.S. Taxpayer I.D. or Social Security
                                        Number(s)

------------------------------------    ----------------------------------------
Participant's Signature         Date    Address

------------------------------------    ----------------------------------------
Print name as it should appear in       City             State               Zip
stock records

$-----------------------------------    ----------------------------------------
Optional Cash Investment Amount         Phone Number
Requested

------------------------------------    ----------------------------------------
Contact Person                          Facsimile Number

Shares acquired through the Plan will be held in an account with EquiServe unless otherwise instructed below. If you do not have an existing Plan account, one will be established for you.

|_| Hold all shares in my Plan account.
    Existing Account Number (if applicable):
                                            ---------------------------

|_| Issue certificate for full shares.

|_| DWAC full shares to DTC #
                             ---------------
    EquiServe's DTC # is 1291, Attn:  Investment Services **

** If requesting to DWAC shares, please include an additional $100 fee per DWAC in your payment.

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

                               REQUEST FOR WAIVER

                        OMEGA HEALTHCARE INVESTORS, INC.
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN



Please select the manner of payment below:


|_| By Wire Transfer


Wire Instructions:

Financial Institution:     Bank One Chicago
Bank ABA #:                071000013
Bank Account Name:         EquiServe
Bank Account Number:       9300195
Reference:                 Waiver funds for Omega Healthcare, Inc., Attn:
                           Investment Services


|_| By Check


Overnight Mailing Instructions:

EquiServe
Attn:  Frank Tirabasso, 3rd Floor Suite 4675
525 Washington Blvd
Jersey City, New Jersey 07310
(201) 222-4505


In the event that the threshold price is not satisfied or there are no trades reported for one or more days in the Pricing Period, the following information will be used to return the applicable portion of your optional cash investment as soon as practicable after the Pricing Period.


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Participant's Name                              Name of Financial Institution


--------------------------------------------------------------------------------
Bank ABA/Routing Number                         Bank Account Name


--------------------------------------------------------------------------------
Bank Account Number                             Reference

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o    APPROVAL SECTION - To be completed by Omega Healthcare Investors, Inc.:


Pricing Period:               |_| Waiver Approved        |_| Waiver Not Approved


Discount Rate*:                 %    Threshold Price (per share):$
               ----------------                                   -------------

(* Please note that the discount is applied after the final investment price is determined)

Approved Optional Cash Investment Amount:$
                                          --------------------------------------

Omega Healthcare Investors, Inc.:


--------------------------------------------------------------------------------
Signature and Title                             Date


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